EXHIBIT 31.2

CERTIFICATION

I, Carla Goffstein, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of Twinlab Consolidated Holdings, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By: /s/ Carla Goffstein Carla Goffstein Chief Financial Officer (principal financial officer)

Date: April 30, 2019